UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                    PHC, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                  Massachusetts                         04-2601571
(State of Incorporation or Organization)    I.R.S. Employer Identification No.)


200 Lake Street, Suite 102, Peabody, Massachusetts         01960
 (Address of Principal Executive Offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
        ______________________                 _______________________________

Class A Common Stock, $.01 par value per share          AMERICAN STOCK EXCHANGE

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. __

     Securities Act registration statement file number to which this form relates: ___________ (if applicable).

     Securities to be registered pursuant to Section 12(g) of the Act:

_______________________________________________________________________________
                                (Title of Class)
_______________________________________________________________________________
                                (Title of Class)

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
Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the Registrant's Class A Common Stock, par value $.01 per share, to be registered hereunder, reference is made to the information set forth under the heading "Summary Description of Capital Stock" in the Registrant's Prospectus, which constitutes part of the Registrant's Registration Statement on Form S-3, as amended (File No. 333-117146), filed under the Securities Act of 1933, as amended, which information is hereby incorporated by reference.

Item 2.  Exhibits.

     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.


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
SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            PHC, INC.

Date: February 20, 2007                     By:  /s/ Bruce A. Shear
                                                 ________________________
                                                     Bruce A. Shear
                                                     President